BOARD OF DIRECTORS RETAINER AGREEMENT

This agreement made as of November 1st 2006 between **Cornerstone Pharmaceuticals, Inc.**, with its principal place of business at 570 7th avenue Suite 500, New York, NY 10018 ("Cornerstone") and **Bernard Gross**, with an address of NY . Mr. Gross agrees to provide services according to the following agreement (Agreement"):

I. Services Provided

Cornerstone agrees to continue Mr. Gross' service as a member of the Board of Directors (the "Director") and to provide those services required of a director under Cornerstone's Articles of Incorporation and Bylaws ("Articles and Bylaws"), as both may be amended from time, to time and under the General Corporation Law of New York, the federal securities laws and other applicable state and federal laws and regulations, as applicable.

II. Nature of Relationship

The Director is an independent contractor and will not be deemed an employee of Cornerstone for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. The Director shall not enter into any agreement or incur any obligations on Cornerstone's behalf.

Cornerstone will supply, at no cost to the Director: periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under Cornerstone's Articles and Bylaws or the charter of any committee of the board on which the director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this contract.

III. Director's Warranties

The Director warrants that no other party has exclusive rights to his services in the specific areas described and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest. The Director also warrants that no other agreement will be entered into that will create a conflict of interest with this agreement. The Director further warrants that he will comply with all applicable state and federal laws and regulations, as applicable, including Sections 10 and 16 of the Securities and Exchange Act of 1934.

Throughout the term of this agreement and for a period of six months thereafter, the Director agrees he will not, without obtaining Cornerstone's prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any Cornerstone business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with Cornerstone.

IV. Compensation

A. Remuneration

Cornerstone shall pay the Director a fee of $2,000 per month of service as a Director.

B. Stock Options

Cornerstone may execute an option agreement in favor of the Director from time to time.

C. Additional Payments

To the extent services described in Section I require out-of-town trips, such travel time may be charged at the rate of $2,000 per day or part thereof, not including any reasonable expenses incurred by such director. This rate may be revised by action of Cornerstone's Board of Directors from time to time for payments not yet made. Such revision shall be effective as of the date specified in the resolution and need not be documented by an amendment to this agreement.

D. Payment

All payments earned shall be made within 45 days of a meeting. No invoices need be submitted by the Director for payment for participation in meetings. Invoices for additional payments under C, above, shall be submitted. Such invoices must be approved by Cornerstone's Chief Executive Officer as to form and completeness.

E. Expenses

Cornerstone will reimburse the Director for reasonable expenses provided however all expenses in excess of $300 must be approved by the Company in advance, such approval not to be unreasonably withheld. Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by Cornerstone's Chief Executive Officer as to form and completeness.

V. Indemnification and Insurance

Cornerstone will execute an indemnification agreement in favor of the Director substantially in the form of the agreement attached hereto as Exhibit B. In addition, Cornerstone will provide directors and officers with liability insurance pertaining to Director's service on the Company's Board of Directors. The Director represents that he has never been convicted of or plead guilty to a felony crime. To his knowledge, the Director is not currently the subject of any criminal proceedings, other than traffic violations and other similar non-material matters

VI. Term of Agreement

This Agreement shall be in effect from the date of Director's election to the Board of Directors ("Effective Date") through the last date of the Director's current term as a member of Cornerstone's Board of Directors. This agreement shall be automatically renewed on the date of the Director's reelection as a member of Cornerstone's Board of Director's for the period of such new term unless the Board of Directors determines not to renew this agreement. Any amendment to this agreement must be approved by a written action of Cornerstone's Board of Directors. Amendments to Section IV Compensation hereof do not require the Director's consent to be effective.

VII. Termination

This agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, Cornerstone Board of Directors.

In the event of any termination of this agreement, the Director agrees to return any materials transferred to the Director under this agreement except as may be necessary to fulfill any outstanding obligations hereunder. The Director agrees that Cornerstone has the right of injunctive relief to enforce this provision.

Cornerstone's obligation in the event of such termination shall be to pay the Director the payments due through the date of termination.

Termination shall not relieve either party of its continuing obligation under this agreement with respect to confidentiality of proprietary information.

VIII. Limitation of Liability

Under no circumstances shall Cornerstone be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to Cornerstone which are different from any to those made in writing by Cornerstone.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

IX. Confidentiality

The Director agrees to sign and abide by Cornerstone's Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

X. Resolution of Dispute

Any dispute regarding the agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of New York, the United States of America. Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XI. Sole Agreement

This agreement (including agreements executed in substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII. Assignment

This agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XIII. Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

The Director:	Attention:	Bernard Gross.
	Telephone:	516 850 1821
	Facsimile:	
Cornerstone:	Attention:	David Polinsky
	Telephone:	212 302 9419
	Facsimile:	212 302 9425

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV. Survival of Obligations

Notwithstanding the expiration of termination of this agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, Cornerstone's obligation to make any fees and expense payments required pursuant to Article IV hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XV. Severability

Any provision of this agreement which is determined to be invalid or unenforceable shall not affect the remainder of this agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

ACCEPTANCE:

I, Mr. Bernard Gross, hereby accept the appointment as stated in the above Agreement and represent that the warranties made in this Agreement are also true as to me.

Bernard Gross: [signature]

Dated: 11/1/06

Cornerstone Pharmaceuticals, Inc.

By: [signature]

Name: Robert Shorr

Title: CEO

EXHIBIT A

BOARD OF DIRECTORS PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

THIS BOARD OF DIRECTORS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT ("PIIA") is made and entered into this 1/1/2006 by and between **CORNERSTONE Pharmaceuticals, Inc.**, a NY corporation (the "Corporation" or "Cornerstone"), and **Bernard Gross ("Director")**

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Director of the Corporation;

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by Cornerstone to the Director; NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1. Subject to the limitations set forth in Paragraph 2, all information disclosed by Cornerstone to the Director shall be deemed to be "Proprietary Information". In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to Cornerstone, its present or future products, sales, suppliers, customers, employees, investors, or business, whether oral or written, graphic or electronic form.

2. The term "Proprietary Information" shall not be deemed to include information which Director can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Director, generally known or available; (ii) is known by Director at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by Cornerstone.

3. Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from Cornerstone. Director may use such Proprietary Information only to the extent required to accomplish the purposes of the directors Agreement. Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this PIIA.

4. Proprietary Information supplied shall not be reproduced in any form except in connection with Director's service on the Company's Board of Directors.

5. Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his own Proprietary Information from unauthorized use or disclosure. Director shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employers and agents an agreement to abide by the terms of this PIIA. Director shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

6. All Proprietary Information (including all copies thereof) shall remain in the property of Cornerstone, and shall be returned to Cornerstone after Director's need for it has expired, or upon request of Cornerstone, and in any event, upon completion or termination of the Agreement.

7. Notwithstanding any other provision of this PIIA, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b) is otherwise required by law; or

(c) is otherwise necessary to establish rights or enforced obligations under this PIIA, but only to the extent that any such disclosure is necessary.

8. This PIIA shall continue in full force and effect for so long as Director continues to receive Proprietary Information., provided however Sections 3,4,5,6, 11 and 12 shall survive the termination of this Agreement. .

9. Director agrees to indemnify Cornerstone for any loss or damage suffered as a result of any breach by the Director of the terms of this PIIA, including any reasonable fees incurred by Cornerstone in the collection of such indemnity.

10. This PIIA shall be governed by the laws of the State of New York as those laws are applied to contracts entered into and to be performed entirely in New York by New York residents.

11. This PIIA contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12. Each party hereby acknowledges and agrees that in the event of any breach of this PIIA by Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of Cornerstone, Cornerstone will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that Cornerstone shall be entitled to specific performance of Mr. Gross's obligations under this PIIA, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO:
Cornerstone Pharmaceuticals, Inc.
By: [signature]
Name: Robert Shorr
Title: CEO

AGREED TO:
Bernard Gross: [signature]
Dated 6/1/06

EXHIBIT B

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made and entered into this n/1/06 by and between **CORNERSTONE Pharmaceuticals, Inc.**, a NY corporation (the "Corporation"), and Bernard Gross ("Agent" or "Director").

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Director of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the New York Business Corporation Law, as amended (the "Code");

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to serve as Director of the Corporation, the Corporation has determined and agreed to enter into this indemnity agreement ("Indemnity Agreement") with Agent;

NOW, THEREFORE, in consideration of Agent's continued service as Director after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, under the terms of the directors Agreement, as Director of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; *provided, however,* that Agent may at anytime and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Indemnity Agreement) and that the Corporation or any affiliate shall have no obligation under the Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment.)

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is

threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and the Bylaws.

4. Limitations on Additional Indemnity. Not withstanding anything to the contrary herein, no indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Agent's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent's conduct that is established by a final judgment as constituting a breach of Agent's duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Indemnity Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Indemnity Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Indemnity Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Indemnity Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Indemnity Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's reasonable discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Indemnity Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Indemnity Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, *provided that* the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Indemnity Agreement or otherwise.

10. Subrogation. In the event of payment under this Indemnity Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all

documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Indemnity Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a) The rights conferred on Agent by this Indemnity Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Indemnity Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Severability. Each of the provisions of this Indemnity Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Indemnity Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Indemnity Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Indemnity Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Indemnity Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Indemnity Agreement.

17. Headings. The headings of the sections of this Indemnity Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnity Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Agent, to: **Bernard Gross.**

(b) If to the Corporation, to: **CORNERSTONE Pharmaceuticals, Inc**
570 7th avenue

New York, NY 10018

or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

CORNERSTONE Pharmaceuticals, Inc.

By: [signature]

Name: Robert Shorr

Title: CEO

Bernard Gross

[signature]